Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference of our report in this Form 8-K into Stone Energy Corporation's previously filed Registration Statements on Forms S-8 (Registration Nos. 33-67332, 333-51968, 333-64448 and 333-87849) and S-3 (Registration No.
333-79733). Our report dated February 23, 2001 included in the Company's Form 10-K for the year ended December 31, 2000 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.



                                                     ARTHUR ANDERSEN LLP

New Orleans, Louisiana
September 19, 2001